UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2025
INTUITIVE MACHINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40823	36-5056189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13467 Columbia Shuttle Street
Houston	TX	77059
(Address of principal executive offices)		(Zip code)

(281)	520-3703
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	LUNR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2025 (the “Closing Date”), Intuitive Machines, Inc., a Delaware corporation (“Parent Borrower” and the “Company”) and Intuitive Machines, LLC, a Delaware limited liability company (“Subsidiary Borrower”, and together with Parent Borrower, collectively, “Borrower”), entered into a loan and security agreement (the “Loan Agreement”) with Stifel Bank, as lender (“Bank”). The Loan Agreement provides for a secured revolving credit facility in an aggregate principal amount of up to $40.0 million (the “Revolving Facility”). The proceeds of the loans (and any letters of credit issued thereunder) may be used by the Borrower for the funding of growth initiatives, including working capital needs and general corporate purposes. The revolver remains unborrowed as of the Closing Date and is being entered into as the Company continues to focus on minimizing its cost of capital while maximizing available funding alternatives.

Amounts outstanding under the Revolving Facility will bear interest at a rate per annum equal to the greater of (A) Term SOFR plus two and three-quarters of one percent (2.75%) and (B) six percent (6%). The Loan Agreement matures on April 30, 2027 (the “Maturity Date”). Subject to certain conditions in the Loan Agreement, amounts borrowed thereunder may be repaid and reborrowed at any time prior to the Maturity Date.

The Borrower’s obligations under the Loan Agreement are secured by substantially all of the Borrowers’ assets, including intellectual property.

The Loan Agreement contains affirmative and negative covenants customary for secured financings of this type, including a minimum revenue financial covenant and covenants limiting the ability of the Borrower to, among other things, incur debt, grant liens, pay non-tax related dividends and distributions on their capital stock, make investments and acquisitions, and make capital expenditures, in each case subject to exceptions customary for secured financings of this type.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Loan Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On March 10, 2025, the Company issued a press release announcing the completion of the Company’s redemption of its outstanding warrants. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement dated as of March 4, 2025, by and between Intuitive Machines, LLC, Intuitive Machines, Inc. and Stifel Bank
99.1	Press release issued March 10, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2025	INTUITIVE MACHINES, INC.

	By:	/s/ Peter McGrath
Name: Peter McGrath
Title: Chief Financial Officer and Senior Vice President